UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2014 (March 24, 2014)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 440-461-5000

     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2014, The Progressive Corporation (the “Company”) renewed its unsecured, discretionary line of credit (the “Line of Credit”) with PNC Bank, National Association (“PNC”) in the principal amount of $100 million. The prior line of credit, which was reported on a Form 8-K dated March 27, 2013, has expired.

The Line of Credit is on substantially the same terms and conditions as the prior line of credit. Subject to the terms and conditions of the loan documents, advances under the Line of Credit (if any) will bear interest at a variable rate equal to the higher of PNC’s Prime Rate and the sum of the Federal Funds Open Rate plus 50 basis points. Each advance must be repaid on the 30th day after the date of the advance or, if earlier, March 25, 2015, the expiration date of the Line of Credit. Prepayments are permitted without penalty. All advances under the Line of Credit are subject to PNC’s discretion. Copies of the Confirmation Letter–Discretionary Line of Credit and the Discretionary Line of Credit Note are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
4	4.1	Confirmation Letter – Discretionary Line of Credit dated March 20, 2014
4	4.2	Discretionary Line of Credit Note dated March 24, 2014